EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in CytoSorbents Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

July 14, 2021